EXHIBIT 4.1



                          FIXED RATE SENIOR NOTE


REGISTERED                                             REGISTERED
No. FXR                                                U.S.$
                                                       CUSIP:  617446DG1

               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co.
or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.



                     MORGAN STANLEY DEAN WITTER & CO.
                 SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                               (Fixed Rate)

                    EXCHANGEABLE NOTE DUE MARCH 2, 2006
                EXCHANGEABLE FOR SHARES OF COMMON STOCK OF
                            MCI WORLDCOM, INC.

----------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:              INITIAL REDEMPTION        INTEREST RATE: N/A               ORIGINAL MATURITY
  [      ], 1999                    DATE: See                                                  DATE: March 2,
                                    "Company Call                                              2006
                                    Right" below
----------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL                  INITIAL REDEMPTION        APPLICABILITY OF                 OPTIONAL
  DATE: N/A                         PERCENTAGE: See           MODIFIED                         REPAYMENT
                                    "Call Price" below        PAYMENT UPON                     DATE(S): N/A
                                                              ACCELERATION:
                                                              See "Alternate
                                                              Calculation in case of
                                                              an Event of Default"
                                                              below
----------------------------------------------------------------------------------------------------------------
TOTAL AMOUNT OF                   ANNUAL REDEMPTION         If yes, state Issue Price:       EXCHANGE RATE
  OID: N/A                          PERCENTAGE                N/A                              AGENT: N/A
                                    REDUCTION: See
                                    "Call Price" below
----------------------------------------------------------------------------------------------------------------
ORIGINAL YIELD TO                 SPECIFIED CURRENCY:
  MATURITY: N/A                     U.S. Dollars
----------------------------------------------------------------------------------------------------------------
INITIAL ACCRUAL                   INTEREST PAYMENT
  PERIOD: N/A                       DATE(S): N/A
----------------------------------------------------------------------------------------------------------------
APPLICABILITY OF                  INTEREST PAYMENT
  ISSUER'S OPTION                   PERIOD: N/A
  TO EXTEND
  ORIGINAL
  MATURITY DATE:
  N/A
----------------------------------------------------------------------------------------------------------------
If yes, state Final Maturity      APPLICABILITY OF
  Date:                             ANNUAL
                                    INTEREST
                                    PAYMENTS: N/A
----------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
  (see below)
----------------------------------------------------------------------------------------------------------------



Issue Price...................   $      (        % of the principal
                                 amount at maturity)

Exchange Right................   On any Exchange Date, subject to a prior call
                                 of this Note for cash in an amount equal to the Call Price by the Issuer (as a result of the fact that Parity, on the Trading Day prior to the Company Notice Date, is less than the applicable Call Price) as described under "Company Call Right" below, the holder of this Note shall be entitled upon (i) completion by the holder and delivery to the Issuer and the Calculation Agent of an Official Notice of Exchange (in the form of Annex A attached hereto) prior to 11:00 a.m.
                                 New York City time on such date and (ii) delivery on such date of this Note to the Trustee, to exchange each $1,000 principal amount of this Note for ________ shares (the
                                 "Exchange Ratio") of the common stock, $.01 par value ("MCI WorldCom Stock"), of MCI
                                 WorldCom, Inc. ("MCI WorldCom"), subject to any adjustment (x) to the Exchange
                                 Ratio or (y) in the stock, other
                                 securities or other property or assets
                                 (including, without limitation, cash or
                                 other classes of stock of MCI WorldCom)
                                 ("Other Exchange Property") to be
                                 delivered instead of or in addition to
                                 such MCI WorldCom Stock as a result of any corporate event described under
                                 "Antidilution Adjustments" below, in each case, required to be made prior to the close of business on the second Business
                                 Day after any such Exchange Date.  Upon
                                 any such exchange, the Issuer may, at its sole option, either deliver such MCI
                                 WorldCom Stock (or such Other Exchange
                                 Property to be delivered instead of or in addition to such MCI WorldCom Stock as aforesaid) or pay an amount in cash for each $1,000 principal amount of this Note equal to the Exchange Ratio as of the close of business on such Exchange Date times the Market Price of one share of MCI
                                 WorldCom Stock (or such Other Exchange
                                 Property) on the Exchange Date, as
                                 determined by the Calculation Agent, in
                                 lieu of such MCI WorldCom Stock (or such Other Exchange Property). Such delivery or payment shall be made 3 Business Days after any Exchange Date, subject to delivery of this Note to the Trustee on the Exchange Date as aforesaid. Upon any exercise of the Exchange Right, the holder of this exchanged Note shall not be entitled to receive any cash payment representing any accrual of the original issue discount ("Stated OID"). Such accrued Stated OID will be deemed paid by the MCI WorldCom Stock or cash received by the holder of this Note upon exercise of the Exchange Right.

                                 Prior to 9:30 a.m. on the first Business Day immediately succeeding any Exchange Date, the Issuer shall cause the Calculation Agent to provide written notice to the Trustee at its New York office and to The Depository Trust Company, or any successor depositary ("DTC"), on which notice the Trustee and DTC may conclusively rely, (i) of its receipt of any such "Official Notice of Exchange," (ii) of the Issuer's determination to deliver shares of MCI WorldCom Stock (or, if applicable, any Other Exchange Property to be delivered as a result of any corporate event described in paragraphs 5 or 6 under "Antidilution Adjustments" below) or to pay cash for each $1,000 principal amount of this Note and
                                 (iii) if MCI WorldCom Stock (or, if
                                 applicable, any Other Exchange Property) of the number of shares of MCI WorldCom Stock (or the amount of such Other Exchange Property) and of the amount of any cash to be paid in lieu of fractional shares of MCI WorldCom Stock (or of any other securities included in Other Exchange Property, if applicable) or, if cash is to be paid, of the amount of such cash for each $1,000 principal amount of this Note. If, as a result of any corporate event described under "Antidilution Adjustments" occurring during the period from and including the Exchange Date to but excluding the third Business Day following the Exchange Date, the Calculation Agent makes any adjustment to the Exchange Ratio and consequent adjustment to the number of shares of MCI WorldCom Stock to be delivered or any adjustment to the quantity of any Other Exchange Property due to the holder of this Note, the Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New York office and to DTC, on which notice the Trustee may conclusively rely. No adjustments to the Exchange Ratio will be made after the Exchange Date if the Issuer has given notice that it will deliver cash for each $1,000 principal amount of this Note.

                                 The Issuer shall, or shall cause the
                                 Calculation Agent to, deliver any such MCI
                                 WorldCom Stock (or any Other Exchange
                                 Property) or such cash to the Trustee for delivery to the holders.

No Fractional Shares .........   If upon any exchange of this Note the Issuer
                                 chooses to deliver MCI WorldCom Stock (and, if applicable, any other stock or other securities), the Issuer shall pay cash in lieu of delivering fractional shares of MCI
                                 WorldCom Stock (and, if applicable, of any other stock or securities) in an amount equal to the corresponding fractional Market
                                 Price of such fraction of MCI WorldCom Stock
                                 (or, if applicable, of such other stock or other securities) as determined by the Calculation Agent as of either (i) such Exchange Date, or (ii) the second Business
                                 Day prior to the Call Date or (iii) in the event of a subsequent adjustment to the Exchange Ratio, as of the date of such adjustment, as applicable.

Exchange Ratio................            , subject to adjustment for
                                 certain corporate events relating to MCI
                                 WorldCom, Inc.  See "Antidilution
                                 Adjustments" below.

Exchange Date.................   Any Trading Day that falls during the period
                                 beginning May 25, 1999 and ending on the day prior to the earliest of (i) the Maturity
                                 Date, (ii) the Call Date and (iii) in the event of a call for cash in an amount equal to the Call Price as described under "Company
                                 Call Right" below, the Company Notice Date.

Company Call Right ...........   On or after February 25, 2002, the Issuer may
                                 call this Note, in whole but not in part, for mandatory exchange into MCI WorldCom Stock
                                 (and, if applicable, any Other Exchange
                                 Property) at the Exchange Ratio; provided that, if Parity on the Trading Day immediately preceding the Company Notice
                                 Date, as determined by the Calculation Agent, is less than the applicable Call Price for the Call Date specified in our notice of mandatory exchange, the Issuer shall
                                 (under those circumstances only) pay such applicable Call Price in cash on the Call
                                 Date.

                                 On or after the Company Notice Date, unless the Issuer has called this Note for cash, the holder of this Note shall continue to be entitled to exercise the Exchange Right and receive any amounts described under "Exchange Right" above.

                                 On the Company Notice Date, the Issuer shall give notice of the Issuer's exercise of the Company Call Right (i) to the holder of this Note by mailing notice of such exercise by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date (the "Call Date") on which the Issuer shall effect such exchange at the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to DTC in accordance with the applicable procedures set forth in the Letter of Representations related to this Note. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this Note receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for the exercise of the Company Call Right with respect to any other Note.

                                 The notice of the Issuer's exercise of the Company Call Right shall specify (i) the Call Date, (ii) whether Parity on the Trading Date immediately prior to the Company Notice Date is less than the Call Price for such Company Notice Date so that the Issuer will pay the applicable Call Price in cash on the Call Date, (iii) the place or places of payment in cash or, if Parity, as determined by the Calculation Agent, is equal to or greater than the Call Price, the place or places of delivery of the MCI WorldCom Stock, and, if applicable, of any Other Exchange Property to be delivered as a result of any corporate event described in paragraphs 5 or 6 under "Antidilution Adjustments" (and of any cash to be paid in lieu of fractional shares of MCI WorldCom Stock (and, if applicable, of any such other stock or securities)), (iv) the number of shares of MCI WorldCom Stock (and, if applicable, the quantity of any other Exchange Property) to be delivered per $1,000 principal amount of this Note, (v) that such delivery will be made upon presentation and surrender of this Note and (vi) that such exchange is pursuant to the Company Call Right.

                                 The notice of the Issuer's exercise of the Company Call Right shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                                 If MCI WorldCom Stock (and, if applicable, any Other Exchange Property) is to be delivered and, as a result of any corporate event described under "Antidilution Adjustments" occurring during the period from and including the Company Notice Date to the close of business on the second Business Day prior to the Call Date, the Calculation Agent makes any adjustment to the Exchange Ratio and consequent adjustment to the number of shares of MCI WorldCom Stock to be delivered or any adjustment to the quantity of any Other Exchange Property due to the holder of this Note, the Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New York office and to DTC, on which notice the Trustee and DTC may conclusively rely. No adjustment to the Exchange Ratio shall be made as a result of any corporate event occurring after the close of business on the second Business Day prior to the Call Date.

                                 If this Note is so called for mandatory
                                 exchange by the Issuer, then, unless the holder subsequently exercises his Exchange Right (the exercise of which shall not be available to the holder following a call for cash in an amount equal to the Call Price), the MCI WorldCom Stock (and, if applicable, any Other Exchange Property) or (in the event of a call for cash, as described above) cash to be delivered to the holder of this Note shall be delivered on the Call Date fixed by the Issuer and set forth in its notice of its exercise of the Company Call Right, upon delivery of this Note to the Trustee. Upon an exchange by the Issuer (whether payment is to be made in MCI WorldCom Stock (or any Other Exchange Property) or cash), the holder shall not receive any additional cash payment representing any accrued Stated OID. Such accrued Stated OID shall be deemed paid by the delivery of MCI WorldCom Stock or cash. The Issuer shall, or shall cause the Calculation Agent to, deliver such shares of MCI WorldCom Stock or cash to the Trustee for delivery to the holders.

                                 If this Note is not surrendered for exchange on the Call Date, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture (as defined below) after the Call Date, except with respect to the holder's right to receive MCI WorldCom Stock (and, if applicable, any Other Exchange Property) or cash due in connection with the Company Call Right.

Company Notice Date...........   The scheduled Trading Day on which the Issuer
                                 issues its notice of mandatory exchange, which must be at least 30 but no more than 60 days prior to the Call Date.

Call Date.....................   The scheduled Trading Day on or after
                                 February 25, 2002 specified by the Issuer in its notice of mandatory exchange on which the Issuer shall deliver MCI WorldCom Stock or cash to holders of the Notes for mandatory exchange.

Parity........................   With respect to any Trading Day, an amount
                                 equal to the Exchange Ratio times the Market
                                 Price (as defined below) of MCI WorldCom
                                 Stock on such Trading Day.

Call Price....................   The table below shows indicative Call Prices
                                 for each $1,000 principal amount of this Note
                                 on February 25, 2002 and at each February 25
                                 thereafter to and including the Maturity
                                 Date. The Call Price for each $1,000
                                 principal amount of this Note called for
                                 mandatory exchange on Call Dates between such
                                 indicative dates would include an additional
                                 amount reflecting Stated OID accrued from the
                                 next preceding date in the table through the
                                 applicable Call Date at a rate of    % per
                                 annum. Such additional accreted amount of Stated OID shall be determined by the Calculation Agent and shall be calculated on a semiannual bond-equivalent basis based on the Call Price for the immediately preceding
                                 Call Date indicated in the table below.

                                 Call Date                         Call Price
                                 ---------                         ----------
                                 February 25, 2002.............           $
                                 February 25, 2003.............           $
                                 February 25, 2004.............           $
                                 February 25, 2005.............           $
                                 Maturity......................      $1,000.00

Market Price..................   If MCI WorldCom Stock (or any other security
                                 for which a Market Price must be determined) is listed on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is a security of The Nasdaq National Market
                                 ("NASDAQ NMS") or is included in the OTC
                                 Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the
                                 Market Price for one share of MCI WorldCom
                                 Stock (or one unit of any such other
                                 security) on any Trading Day means (i) the last reported sale price, regular way, on such day on the principal securities exchange on which MCI WorldCom Stock (or any such other security) is listed or admitted to trading or
                                 (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day.
                                 If the last reported sale price is not
                                 available pursuant to clause (i) or (ii) of the preceding sentence, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for MCI WorldCom Stock (or any such other security) obtained from as many dealers in such security (which may include
                                 MS & Co. or any of our other subsidiaries or affiliates), but not exceeding three, as shall make such bid prices available to the Calculation Agent. A "security of the NASDAQ
                                 NMS" shall include a security included in any successor to such system and the term "OTC
                                 Bulletin Board Service" shall include any successor service thereto.

Trading Day...................   A day, as determined by the Calculation
                                 Agent, on which trading is generally
                                 conducted on the New York Stock Exchange,
                                 Inc. ("NYSE"), the American Stock Exchange,
                                 Inc., the NASDAQ NMS, the Chicago Mercantile
                                 Exchange, the Chicago Board of Options
                                 Exchange, and in the over-the-counter market for equity securities in the United States and on which a Market Disruption Event (as defined below) has not occurred.

Calculation Agent.............   Morgan Stanley & Co. Incorporated and its
                                 successors ("MS & Co.")

Antidilution Adjustments......   The Exchange Ratio shall be adjusted as
                                 follows:

                                 1. If MCI WorldCom Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio shall be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of MCI WorldCom Stock.

                                 2. If MCI WorldCom Stock is subject (i) to a stock dividend (issuance of additional shares of MCI WorldCom Stock) that is given ratably to all holders of shares of MCI WorldCom Stock or (ii) to a distribution of MCI WorldCom Stock as a result of the triggering of any provision of the corporate charter of MCI WorldCom, then once the dividend has become effective and MCI WorldCom Stock is trading ex-dividend, the Exchange Ratio shall be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of MCI WorldCom Stock and (ii) the prior Exchange Ratio.

                                 3. There shall be no adjustments to the
                                 Exchange Ratio to reflect cash dividends or other distributions paid with respect to MCI WorldCom Stock other than distributions described in paragraph 6 below and Extraordinary Dividends as described below.
                                 A cash dividend or other distribution with respect to MCI WorldCom Stock shall be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary
                                 Dividend for MCI WorldCom Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Market Price of MCI WorldCom Stock on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to MCI
                                 WorldCom Stock, the Exchange Ratio with
                                 respect to MCI WorldCom Stock shall be
                                 adjusted on the ex-dividend date with
                                 respect to such Extraordinary Dividend so that the new Exchange Ratio shall equal the product of (i) the then current
                                 Exchange Ratio and (ii) a fraction, the
                                 numerator of which is the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for MCI WorldCom Stock shall equal (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for MCI
                                 WorldCom Stock or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the MCI WorldCom Stock described in paragraph 6 below that also constitutes an Extraordinary Dividend shall only cause an adjustment to the Exchange Ratio pursuant to paragraph 6.

                                 4. If MCI WorldCom is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, this Note shall continue to be exchangeable into MCI WorldCom Stock so long as a Market Price for MCI WorldCom Stock is available. If a Market Price is no longer available for MCI WorldCom Stock for whatever reason, including the liquidation of MCI WorldCom or the subjection of MCI WorldCom to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of MCI WorldCom Stock shall equal zero for so long as no Market Price is available.

                                 5. If there occurs any reclassification or change of MCI WorldCom Stock, or if MCI WorldCom has been subject to a merger, combination or consolidation and is not the surviving entity, or if there occurs a sale or conveyance to another corporation of the property and assets of MCI WorldCom as an entirety or substantially as an entirety, in each case as a result of which the holders of MCI WorldCom Stock shall be entitled to receive Other Exchange Property with respect to or in exchange for such MCI WorldCom
                                 Stock, then the holder of this Note shall be entitled thereafter to exchange this Note into the kind and amount of Other Exchange Property that the holder would have owned or been entitled to receive upon such reclassification, change, merger, combination, consolidation, sale or conveyance had the holder exchanged this Note for MCI WorldCom Stock immediately prior to any such corporate event, but without interest thereon. At such time, no adjustment shall be made to the Exchange Ratio.

                                 6. If MCI WorldCom issues to all of its
                                 shareholders equity securities of an issuer other than MCI WorldCom (other than in a transaction described in paragraph 5 above), then the holder of this Note shall be entitled to receive such new equity securities upon exchange of this Note. The Exchange Ratio for such new equity securities shall equal the product of the Exchange Ratio in effect for MCI WorldCom Stock at the time of the issuance of such new equity securities times the number of shares of the new equity securities issued with respect to one share of MCI WorldCom Stock.

                                 7. No adjustments to the Exchange Ratio shall be required other than those specified above. However, the Issuer may, at its sole discretion, cause the Calculation Agent to make additional changes to the Exchange Ratio to reflect changes occurring in relation to the MCI WorldCom Stock (or Other Exchange Property) in other circumstances where the Issuer determines in good faith that it is appropriate, but only to reflect such changes, and not with the aim of spreading investment risk.

                                 No adjustments to the Exchange Ratio shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above shall be rounded to the nearest one hundred-thousandth with five-millionths being rounded upward.

                                 The Exchange Ratio will not be adjusted to take into account the accrual of Stated OID.

                                 The Calculation Agent shall be solely
                                 responsible for the determination and
                                 calculation of any adjustments to the
                                 Exchange Ratio and of any related
                                 determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 or 6 above, and its determinations and calculations with respect thereto shall be conclusive.

                                 The Calculation Agent shall provide
                                 information as to any adjustments to the Exchange Ratio upon written request by the holder of this Note.

Market Disruption Event.......   "Market Disruption Event" means, with respect
                                 to MCI WorldCom Stock:

                                    (i) a suspension, absence or material
                                    limitation of trading of MCI WorldCom
                                    Stock on the primary market for MCI
                                    WorldCom Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for MCI WorldCom Stock as a result of which the reported trading prices for MCI WorldCom Stock during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension, absence or material limitation on the primary market for trading in options contracts related to MCI WorldCom Stock, if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                    (ii) a determination by the Calculation
                                    Agent in its sole discretion that the
                                    event described in clause (i) above
                                    materially interfered with the ability of the Issuer or any of its affiliates to unwind all or a material portion of the hedge with respect to this Note.

                                 For purposes of determining whether a Market
                                 Disruption Event has occurred: (1) a
                                 limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract shall not constitute a Market Disruption Event, (3) limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in an options contract on MCI
                                 WorldCom Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to MCI WorldCom Stock and
                                 (5) a suspension, absence or material
                                 limitation of trading on the primary
                                 securities market on which options contracts related to MCI WorldCom Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default   In case an Event of Default with respect to
                                 the Notes shall have occurred and be
                                 continuing, the amount declared due and
                                 payable upon any acceleration of this Note shall be determined by MS & Co, as Calculation Agent, and shall be equal to the Issue Price of this Note plus the accrued
                                 Stated OID to but not including the date of acceleration; provided that if (x) the holder of this Note has submitted an Official Notice of Exchange to the Issuer in accordance with the Exchange Right or (y) the Issuer has called this Note, other than a call for the cash Call Price, in accordance with the Company Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $1,000 principal amount of this Note equal to the Exchange Ratio times the Market Price of one share of MCI WorldCom Stock, determined by the Calculation Agent as of the Exchange Date or as of the date of acceleration, respectively, and shall not include any accrued Stated OID thereon; provided further that if the Issuer has called this Note for cash in an amount equal to the Call Price, in accordance with the Company Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $1,000 principal amount of this Note equal to the applicable Call Price. See
                                 "Call Price" above.

               Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & Co., or registered assignees, the principal
sum of U.S. [$          ] (UNITED STATES DOLLARS [         ] MILLION), on
the Original Maturity Date specified above or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity Date, as defined below, on such Extended Maturity Date (except to the extent previously redeemed or repaid) and to pay interest thereon at the Interest Rate per annum specified above or, if the interest rate hereon is reset or re-established in connection with an extension of maturity in accordance with the procedures specified on the reverse hereof, at the interest rate per annum determined pursuant to such procedures, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment
Date (as specified above) commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year. Except as provided above and unless otherwise indicated on the face of this Note, the Interest Payment Dates for this Note shall be March 1 and September 1.

               Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable at maturity, redemption or repayment will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or European Currency Units ("ECUs"), in the principal financial center of the country of the Specified Currency, (ii) with respect to Notes denominated in Australian dollars, in Sydney and (iii) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris.

               Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date), unless this
Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

               If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable payment date; provided that, if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

               If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date or at least ten days prior to the Maturity Date or any redemption or repayment date, as the case may be.

               If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer), for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: [      ]                    MORGAN STANLEY DEAN WITTER & CO.




                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:

TRUSTEE'S CERTIFICATE
    OF AUTHENTICATION

This is one of the Notes referred
    to in the within-mentioned
    Senior Indenture.

THE CHASE MANHATTAN BANK,
    as Trustee




By:
    ----------------------------
    Authorized Officer



                            REVERSE OF SECURITY

               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996 between Morgan Stanley Group Inc. (as predecessor of the Issuer) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) as further supplemented by a Third Supplemental Senior Indenture dated as of June 1, 1997 and a Fourth Supplemental Senior Indenture dated as of March 1, 1998 between the Issuer and the Trustee (as so supplemented and as further supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank (formerly known as Chemical Bank) at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               Unless otherwise provided on the face of this Note, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               Notwithstanding the foregoing, this Note may be redeemed in accordance with the terms of any Extension Notice, as defined below, sent to the holder hereof as described below.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Unless the Issuer exercises its option to extend the Original Maturity Date hereof for one or more periods as specified on the face hereof (and as described in the fourth succeeding paragraph below) or unless otherwise indicated on the face of this Note, exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               If so indicated on the face of this Note, the Issuer has the option to extend the Original Maturity Date hereof for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the Final Maturity Date specified on the face hereof and in connection therewith to establish a new interest rate and new redemption provisions for the Extension Period.

               The Issuer may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the Original Maturity Date or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"), such notice to be accompanied by the form of the Extension Notice referred to below. No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class mail, postage prepaid, setting forth (a) the election of the Issuer to extend the maturity of this Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of this Note, the maturity hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms it had prior to the mailing of such Extension Notice.

               Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice (or if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), the Issuer may, at its option, revoke the interest rate provided for in such Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such higher interest rate to the holder of this Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

               If the Issuer elects to extend the maturity hereof, the holder of this Note will have the option to require the Issuer to repay this Note on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on such Maturity Date, the holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the holder hereof has tendered this Note for repayment pursuant to this paragraph he may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day).

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this
Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New
York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default.

               Subject to the provisions below, the value of the ECU, in which the Notes may be denominated or may be payable, is equal to the value of the ECU that is from time to time used as the unit of account of the EC. If the ECU becomes a currency in its own right in accordance with the Treaty, all references to ECU in the Notes shall be construed as references to such currency.

               With respect to each due date for the payment of principal of, or interest on, the Notes on or after the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC, and has not become a currency in its own right replacing all or some of the currencies of the member States of the EC, the Issuer shall choose a substitute currency (the "Chosen Currency"), which may be any currency which was, on the last day on which the ECU was used as the unit of account of the EC, a component currency of the ECU or U.S. dollars, in which all payments due on or after that date with respect to the Notes and coupons shall be made. Notice of the Chosen Currency so selected shall be provided by first class mail to each holder at the address of such holder which appears on the books maintained by the registrar and to the Paying Agent. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Brussels prior to the date on which such payment is due.

               On the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC, and has not become a currency in its own right replacing all or some of the currencies of the member States of the EC, the Issuer shall select a Chosen Currency in which all payments with respect to Notes and coupons having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

               The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by, or on behalf of, the Exchange Rate Agent on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components that composed the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

               The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

               The U.S. dollar equivalent of each of the Components shall be determined by, or on behalf of, the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 p.m., Brussels time, on the Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Issuer, in the country of issue of the component currency in question.

               If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing in the country of issue more than two Business Days before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m., Brussels time, on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate agent from one or more major banks, as selected by the Issuer, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Issuer or such agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Issuer, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

               Payments in the Chosen Currency will be made at the specified office of a paying agent in the country of the Chosen Currency, or, if none, or at the option of the holder, at the specified office of any Paying Agent either by a check drawn on, or by transfer to an account maintained by the holder with, a bank in the principal financial center of the country of the Chosen Currency.

               All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                               ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:




      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with right of survivorship and not as tenants in common



      UNIF GIFT MIN ACT - ____________________ Custodian ____________________
                                (Minor)                         (Cust)


      Under Uniform Gifts to Minors Act _____________________________
                                                  (State)

               Additional abbreviations may also be used though not in the above list.

                               ------------



               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]



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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.




Dated:
       --------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.




                         OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
      (Please print or typewrite name and address of the undersigned)


               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: _____________; and specify the denomination or denominations
(which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): __________________.



Dated:
       ----------------------------       --------------------------------
                                          NOTICE:  The signature on this
                                          Option to Elect Repayment must
                                          correspond with the name as
                                          written upon the face of the
                                          within instrument in every
                                          particular without alteration or
                                          enlargement.



                                                                       ANNEX A

                        OFFICIAL NOTICE OF EXCHANGE




                                            Dated:  [On or after May 25, 1999]




Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated, as
  Calculation Agent
1585 Broadway
New York, New York 10036
Fax No.: (212) 761-0674
(Attn: Lily Lam)


     Dear Sirs:

                The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, Exchangeable Notes due March 2, 2006 (Exchangeable for Shares of Common Stock of MCI WorldCom) of Morgan Stanley Dean Witter & Co. (CUSIP No. 617446DG1) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is prior to the earliest of (i) March 2, 2006, (ii) the Call Date and (iii) in the event of a call for cash, the Company Notice Date, the Exchange Right as described in Pricing Supplement No. 58 dated February 25, 1999 (the "Pricing Supplement") to the Prospectus Supplement dated March 26, 1998 and the Prospectus dated March 26, 1998 related to Registration Statement No. 333-46935. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company will deliver, at its sole option, shares of the Common Stock of MCI WorldCom or cash 3 Business Days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

                                         Very truly yours,


                                         --------------------------------
                                         [Name of Holder]


                                         By:
                                             ----------------------------
                                             [Title]



                                         --------------------------------
                                         [Fax No.]


                                         $
                                           ------------------------------
                                           Principal Amount of Notes
                                           surrendered for exchange

Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY DEAN WITTER & CO., as Issuer

MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent


By:
    ----------------------------
    Title:

Date and time of
acknowledgment
               -----------------------